                                                                  EXHIBIT 23.3

                          CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 23, 1999, with respect to the consolidated financial statements of I.I.T. Holding, Inc., included in Amendment No. 1 to the registration statement (Form S-1 No. 333-93299) and related prospectus of USinternetworking, Inc. for the registration of $125,000,000 of 7% Convertible Subordinated Notes 7,545,272 shares of common stock issuable upon conversion of the Notes and 133,372 shares of common stock.



                                                         /s/ Ernst & Young LLP
                                                         ----------------------


Baltimore, Maryland
March 3, 2000